Exhibit 10.11 (e)

AMENDMENT FOUR
TO THE
CHARTER COMMUNICATIONS, INC.
2001 STOCK INCENTIVE PLAN

     This Amendment (the “Amendment”) to the Charter Communications Inc. 2001 Stock Incentive Plan, as amended through the date hereof (the “Plan”), is dated as of October 29, 2002.

Section 4.1 of the Plan is hereby amended to replace the first sentence thereof with the following sentence:

The maximum number of Shares that may be made the subject of Options and Awards granted under the Plan is 68,895,911 plus up to 21,068,102 Shares based on forfeitures, cancellations and terminations under Charter Communications Option Plan; provided, however, that in the aggregate, not more than 3,000,000 of the number of allotted Shares may be made the subject of Restricted Stock Awards under Section 10 of the Plan (other than shares of Restricted Stock made in settlement of Performance Units pursuant to Section 11.1(b).

     The terms of the Plan (including the remainder of Section 4.1) shall remain in full force and effect without modification or amendment except as expressly set forth herein.